As filed with the Securities and Exchange Commission on June 15, 1999
                                                     Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                           GOLD BANC CORPORATION, INC.
             (Exact name of Registrant as specified in its charter)

               Kansas                                     1008593
     (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                Identification No.)
                                11301 Nall Avenue
                              Leawood, Kansas 66211
   (Address, including zip code, of Registrant's principal executive offices)

               GOLD BANC CORPORATION, INC. EMPLOYEES' 401(k) PLAN
                            (Full title of the Plan)

                               Michael W. Gullion
                                11301 Nall Avenue
                              Leawood, Kansas 66211
                                 (913) 451-8050
             (Name, address, telephone number, of agent for service)

                                    Copy to:

                             Steven F. Carman, Esq.
                       Blackwell Sanders Peper Martin LLP
                               Two Pershing Square
                          2300 Main Street, Suite 1000
                           Kansas City, Missouri 64108
                                 (816) 983-8153
                               Fax: (816) 983-9153

                         CALCULATION OF REGISTRATION FEE

------------------------------------------- ----------------------- ---------------------- -------------------- --------------------
                                                                      Proposed maximum      Proposed maximum
   Title of securities to be registered          Amount to be        offering price per    aggregate offering        Amount of
                                                  registered                share                 price           registration fee
------------------------------------------- ----------------------- ---------------------- -------------------- --------------------
------------------------------------------- ----------------------- ---------------------- -------------------- --------------------
Common Stock, par value $1.00 per share       25,000 shares(1)(3)        $13.875 (2)          $346,875 (2)            $97 (2)
------------------------------------------- ----------------------- ---------------------- -------------------- --------------------

(1) This Registration Statement also relates to such additional and indeterminable number of shares of Gold Banc Corporation, Inc. common stock, par value $1.00 per share ("Common Stock"), as may become issuable due to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, whereby the per share price was determined by reference to the average of the high and low price of the Common Stock reported in the Nasdaq National Market on June 11, 1999.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  Incorporation of Documents by Reference

     Gold Banc Corporation, Inc. (the "Company") and the Gold Banc Corporation, Inc. Employees' 401(k) Plan (the "Plan") hereby incorporated by reference in this Registration Statement on Form S-8 (the "Registration Statement") the following documents:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

2.   The Company's Current Report on Form 8-K dated April 28, 1999;

3. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1999;

4. The Company's Current Report on Form 8-K dated May 25, 1999; and

5. The description of the Company's common stock, $1.00 par value, set forth in the Form 8-A/12G Registration Statement filed November 1, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a report or other document incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed report or other document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
Certain statements contained herein and in the related prospectus or incorporated by reference herein or in the related prospectus constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. Certain factors discussed herein and in the related prospectus or in the Company's Exchange Act filings with the Commission could cause actual results to differ materially from those in the forward-looking statements.

Item 4:  Description of Securities

         Not applicable.


Item 5:  Interests of Named Experts and Counsel

         Not Applicable.

Item 6:  Indemnification of Directors and Officers

     The Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company require the Company to indemnify its directors and officers and advisory directors against liabilities, fines, penalties, settlements, claims and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities to the fullest extent permitted by the Kansas General Corporation Code ("KGCC"). The KGCC permits a corporation to indemnify its present and former directors and officers if ordered to do so by a court or after a determination by its independent counsel, stockholders or a majority of its disinterested directors that the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

     Pursuant to express authority therefore conferred in the Company's Amended and Restated Bylaws, the Company maintains a policy of insurance under which the insurer will, subject to certain conditions, defend the directors and officers of the Company against and indemnify them from any liability in the capacities as such.

Item 7:   Exemption from Registration Claimed

          Not applicable.


Item 8:   Exhibits

     4    Form of Common Stock Certificate.*

     5 Internal Revenue Service determination letter, dated November 18, 1995, that the Plan is qualified under Section 401 of the Internal Revenue Code.

     23   Consent of KPMG LLP.

     24   Powers  of  Attorney  (included  in  signature  page  to  Registration
          Statement).

          * Previously filed as an Exhibit to the Company's Registration Statement on Form SB-2 No. 333-12377 and the same is incorporated by reference herein.

Item 9:  Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on June 14, 1999.

                                   GOLD BANC CORPORATION, INC.
                                   (Registrant)


                                   By:  /s/ Michael W. Gullion
                                            Michael W. Gullion
                                            Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of Gold Banc Corporation, Inc., hereby severally constitute Michael W. Gullion and Keith
E. Bouchey, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and generally to do all such things in our names and in our capacities as directors to enable Gold Banc Corporation, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the
Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                                    Title                                     Date
---------                                    -----                                     ----

/s/ Michael W. Gullion                   Chairman of the Board,                        June 14, 1999
Michael W. Gullion                           and Chief Executive Officer (Principal
                                             Executive Officer)

/s/ Malcolm M. Aslin                     Director, Pesident and Chief Operating        June 14, 1999
Malcolm M. Aslin                             Officer


/s/ Keith E. Bouchey                     Director, Executive Vice Pesident,  Chief     June 14, 1999
Keith E. Bouchey                         Financial Officer and Corporate Secretary
                                         (Principal Financial Officer)


/s/ Brian J. Ruisinger                   Vice President, Treasurer and Controller      June 14, 1999
Brian J. Ruisinger                           (Principal Accounting Officer )


                                      II-4

____________________                     Director                                      June __, 1999
William Wallman


____________________                     Director                                      June __, 1999
D. Michael Browne


/s/ William F. Wright                    Director                                      June 14, 1999
William F. Wright


____________________                     Director                                      June __, 1999
Allen D. Petersen


/s/ William R. Hagman, Jr.               Director                                      June 14, 1999
William R. Hagman, Jr.

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 14th day of June, 1999.

                                        GOLD BANC CORPORATION, INC.
                                        EMPLOYEES' 401(k) PLAN


                                        By:  Gold Banc Corporation, Inc., Plan
                                             Administrator


                                        By:   /s/ Michael W. Gullion
                                                  Michael W. Gullion
                                                  Chairman and Chief Executive
                                                  Officer




                                      II-5